EXHIBIT 23.2

CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANT

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated October 14, 2003 on the financial statements of Ocean Resources, Inc. for the year ended June 30, 2003.

/s/ Kempisty & Company, CPAs, P.C.
Kempisty & Company, CPAs, P.C.
New York, New York

Dated: August 6, 2004